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                                                                   EXHIBIT 10.35

                    AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN
              DIGITAL THEATER SYSTEMS, INC. AND MR. MELVIN FLANIGAN

This amendment ("Amendment"), effective 30 September 2002, is made and entered into by and between Digital Theater Systems, Inc., having a principal place of business at 5171 Clareton Drive, Agoura Hills, California 91301 U.S.A. (hereinafter referred to as "DTS") and Mr. Melvin Flanigan ("Employee"), having a permanent residence at 29538 Ridgeway Drive, Agoura Hills, California 91301.

WHEREAS, DTS and Employee have previously entered into an Employment Agreement effective 6 March 2000 (hereinafter referred to as the "Agreement"); and

WHEREAS, the parties wish to further amend and restate Sections 6 of the Agreement.

NOW, THEREFORE, in consideration of the respective covenants contained herein, the parties agree as follows;

1. Section 6 of the Agreement is hereby amended and restated to read as follows:

         (a) Severance Pay. The Company may terminate this Agreement at any time and without cause at the Company's sale discretion, effective five (5) days after notice to Employee, subject to the provisions of this Agreement. Upon the termination of this Agreement for other than good cause (including constructive termination), the Company shall continue during the term of Employee's employment hereunder to pay to Employee in monthly installments, as severance pay, Employee's full Salary in effect at the time of such termination without a duty to mitigate.

                  Subject to approval by the Administrator, as defined in the Company's Stock Option Plan, which approval shall be sought at the time of the consideration by the Board of Directors of this Agreement all options granted to you (incentive and non-statutory) shall provide that, in the event of termination of this Agreement (including constructive termination) for other than "good cause," as defined herein, that each such option (a) shall immediately vest and (b) shall be exercisable for the period set forth in the option agreement.

                  "Constructive Termination" means a termination of this Agreement resulting from any material failure by the Company to fulfill its obligations under this Agreement which is not cured within thirty (30) days after receipt of written notice by the Company from you specifying the nature of the failure, which failure shall include, but shall not be limited to, (a) your removal, other than removal as a result of a termination for cause or voluntary termination, as Vice President and Chief Financial Officer of the Company or any material change by the Company in your functions, duties or responsibilities from those in which you was engaged under this Agreement without your consent, or (b) a material, non-voluntary reduction in your base salary and eligibility for bonus amounts.

                  You shall also be entitled to continue to receive such benefits as you are receiving at the time of termination of this Agreement, e.g. health plans, dental, vision and any other benefits in effect as of the date of Employees termination until the end of the term of Employee's employment hereunder, unless otherwise required by law.

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2.       All capitalized terms not otherwise defined in this Amendment shall have the same meaning as in the Agreement.

3. This Amendment does not delete, terminate or replace any provision of Agreement except as specifically provided herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date first written above.

MR. MELVIN FLANIGAN                     DIGITAL THEATER SYSTEMS, INC.

By:  /s/ Melvin Flanigan                By:       /s/ Jon Kirchner
    -------------------------------          -----------------------------------
    Mr. Melvin Flanigan                      Jon Kirchner
                                             President & Chief Executive Officer

Date: 9/30/02                           Date: September 30, 2002

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